AMENDMENT NO. 1
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER
                                --------------


     This AMENDMENT NO. 1 (this "AMENDMENT"), dated as of April 3, 2006, to the Agreement and Plan of Merger, dated as of October 30, 2005 (the "MERGER AGREEMENT"), by and among Novartis Corporation, a New York corporation and an indirect wholly owned subsidiary of Novartis AG ("Parent"), a Swiss corporation ("NOVARTIS CORP"), Novartis Biotech Partnership, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent AG ("MERGER Sub"), Chiron Corporation, a Delaware corporation ("CHIRON"), and for purposes of Section
10.14 thereof only, Parent.

     WHEREAS, Section 10.2 of the Merger Agreement provides for the amendment of the Merger Agreement in accordance with the terms set forth therein; and

     WHEREAS, the parties hereto desire to amend the Merger Agreement as set forth below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 DEFINITIONS; REFERENCES. Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Merger Agreement. Each reference to "hereof," "herein," "hereunder," "hereby" and "this Agreement" shall, from and after the date hereof, refer to the Merger Agreement as amended by this Amendment.

                                   ARTICLE II
                         AMENDMENTS TO MERGER AGREEMENT

     Section 2.1 AMENDMENTS TO MERGER AGREEMENT. The Merger Agreement shall be amended as follows:

     (a) SECTION 4.1(a) of the Merger Agreement is hereby amended by deleting clause (i) in its entirety and inserting the following in its place:

          "(i) owned by Merger Sub or any other U.S. Subsidiary of Parent"

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     (b)  SECTION 4.1(a) is hereby further amended by deleting "$45.00" and replacing such amount with "$48.00".

     (c) SECTION 4.1(b) of the Merger Agreement is hereby amended by deleting the words "by any of the Novartis Companies" and replacing such words with:

          "by Merger Sub or any other U.S. Subsidiary of Parent"

     (d) SECTION 5.3(b) of the Merger Agreement is hereby amended by inserting the following sentence at the end of such Section:

          "For purposes of this Agreement, "Novartis Companies" shall mean, collectively, Parent and any direct or indirect Subsidiary of Parent."

     (e) SECTION 7.2(a) is hereby amended by deleting the word "conditions" from clause (y) of the second sentence of such Section and replacing such word with "condition" and by replacing the word "have" with the word "has.

     (f) SECTION 7.3(a) is hereby amended by deleting the word "conditions" from the first sentence of such Section and replacing such word with "condition".

     (g) SECTION 8.1(a) if the Merger Agreement is hereby amended by deleting such Section in its entirety and by inserting the following in its place:

          "(a) STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted by holders of shares of Common Stock constituting the Company Requisite Vote in accordance with applicable Law and the Company's certificate of incorporation and by-laws."

     (h) Annex A is hereby amended to reflect the change in location of the defined term "Novartis Companies" from Section 4.1(a) to Section 5.3(b).

     (i) The parties agree that the Stockholders Meeting shall be postponed or adjourned until April 19, 2006, or such other date as the parties may agree.


                                   ARTICLE III
                                  MISCELLANEOUS

     Section 3.1 NO FURTHER AMENDMENT. Except as expressly amended hereby, the Merger Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and

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shall not be deemed to be an amendment to any other term or condition of the
Merger Agreement or any of the documents referred to therein.

     Section 3.2 EFFECT OF AMENDMENT. This Amendment shall form a part of the Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby.

     Section 3.3 GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

     Section 3.4 SEPARABILITY CLAUSE. In case any one or more of the provisions contained in this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

     Section 3.5 COUNTERPARTS. This Amendment may be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute one and the same instrument.

     Section 3.6 HEADINGS. The descriptive headings of the several Articles of this Amendment were formulated, used and inserted in this Amendment for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.


                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, Novartis Corp, Merger Sub, and Chiron have caused this
Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                  NOVARTIS CORPORATION

                                  By: /s/ George Miller
                                     ----------------------
                                     Name: George Miller
                                     Title: General Counsel



                                  NOVARTIS BIOTECH PARTNERSHIP. INC.

                                  By: /s/ Wayne P. Merkelson
                                      ----------------------
                                      Name: Wayne P. Merkelson
                                      Title: Vice President



                                  CHIRON CORPORATION

                                  By: /s/ Howard Pien
                                      ----------------------
                                      Name: Howard Pien
                                      Title: Chief Executive Officer







        SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER